Explanatory Note

Campagna Motors USA, Inc. has prepared this Form 1-A POS solely for the purpose of filing Exhibit 13.

PART III – INDEX TO EXHIBITS

1.	Form of Placement Agency Agreement**

2.1.	Certificate of Incorporation**

2.2	Bylaws**

2.3	Certificate of Amendment to the Certificate of Incorporation**

3.1	Form of Placement Agents’ Warrant**

4.	Form of Subscription Agreement**

6.1	Loan Agreement between Campagna Motors USA, Inc. and CIRBIN, Inc.**

6.2	Amendment to the Loan Agreement**

6.3	Distribution agreement between Campagna Motors USA, Inc. and CIRBIN, Inc.**

8.	Form of Escrow Agreement**

11.	Consent of Independent Auditor, dbbmckennon**

12.	Attorney opinion on legality of the offering**

13.	“Testing the waters” materials*

15.1	Draft offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference)**

15.2	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference)**

*Filed herewith

** Previously filed with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boucherville, QC Canada, on December 28, 2017.

Campagna Motors USA, Inc.

By	/s/ André Morissette

André Morissette, Chief Executive Officer of
Campagna Motors USA, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ André Morissette

André Morissette, Chief Executive Officer (principal executive officer), principal financial officer, principal accounting officer and Director

Date: December 28, 2017

/s/ Alain Batty
Director
Date: December 28, 2017

/s/ Michael Hillman
Director
Date: December 28, 2017